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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 2004, except as to Note 1, which is as of January 4, 2005 and the fourth paragraph of Note 27, which is as of November 25, 2004, relating to the financial statements, which is included in the Preliminary U.S. Information Statement of Novelis Inc., which was filed as Exhibit 99.1 to Novelis Inc's Registration Statement on Form 10 dated January 4, 2005.

(signed) PricewaterhouseCoopers LLP
Montreal, Quebec, Canada
January 13, 2005